Exhibit 99

Puerto Rico Contact: Marilyn Santiago-Colón, Oriental Financial Group Inc. (787) 993-4648 U.S. Contact: Steven Anreder and Gary Fishman, Anreder & Company (212) 532-3232
ORIENTAL FINANCIAL GROUP REPORTS THIRD QUARTER
EARNINGS OF $0.83 PER DILUTED COMMON SHARE
SAN JUAN, Puerto Rico, October 22, 2009 — Oriental Financial Group Inc. (NYSE: OFG) today reported income available to common shareholders of $20.1 million for the third quarter ended September 30, 2009. Results reflect higher returns on average assets of 1.32% and average common equity of 28.12%, when compared with negative (2.99%) and (88.58%), respectively, in the third quarter of 2008. Diluted earnings per common share improved to $0.83 from a loss of ($1.89) in the year ago quarter.
“We had another excellent quarter as we: (1) continued to grow our core franchise, focusing on mid and high net worth customers; (2) continued to accumulate capital and increase liquidity, to position Oriental prudently in light of Puerto Rico’s economy, and also remain prepared for market opportunities; and (3) started to transition our investment strategy to a potentially rising interest rate environment,” said José Rafael Fernández, President and Chief Executive Officer.
Highlights
•	Pre-tax operating income (net interest income after provision for loan losses, core non-interest income from banking and financial service revenues, less non-interest expenses) of approximately $15.4 million compared to $14.2 million in the year-ago quarter.
•	Net interest income increased 17.3% compared to the year-ago quarter, due to an improvement in the net interest margin to 2.17% from 1.88% in the year-ago quarter, primarily reflecting lower cost of funds.
•	Growth in core banking and financial service revenues of 18.3% compared to the year-ago quarter, mainly due to an increase of approximately $1.3 million in mortgage banking activities. The Group also experienced sustained growth in retail deposits of $100.6 million (7.7%) on a sequential quarter basis and $321.3 million (29.7%) on a year-to-date basis.

•	Benefitting from the strategic positioning of its investment securities portfolio, the Group took advantage of market conditions during the quarter to realize gains on sales of securities of $35.5 million. These gains more than offset a $17.6 million charge for early termination of $200 million in high-cost repurchase agreements, as previously announced, and credit-related other than temporary impairment charges of $8.3 million on non-agency mortgage-backed securities.
•	Proceeds from these sales of securities have been used in a combination of strategies to position Oriental for a potential increase in interest rates, while maintaining the flexibility to take advantage of local market opportunities. These strategies include keeping higher levels of short-term money market instruments, and investing in seasoned U.S. agency mortgage-backed securities and short-to-intermediate maturing U.S. agency debentures.
•	Stockholders’ equity increased $22.9 million during the quarter and $121.3 million since December 31, 2008, representing an increase of 46.4% on a year-to-date basis. Book value per common share increased to $12.98, from $12.04 at June 30, 2009 and $7.96 at December 31, 2008.
•	Non-interest expenses fell 7.8% from the second quarter, which included an industry-wide FDIC special assessment on insured depository institutions.
Capital
At September 30, 2009, stockholders’ equity totaled $382.6 million, 58.1% and 6.4% higher than the year ago quarter and the preceding quarter, respectively. Tangible common equity to risk-weighted assets was 9.95% compared to 8.86% in the previous quarter.
The Group maintains capital ratios in excess of regulatory requirements. At September 30, 2009, the Leverage Capital Ratio was 7.69% (1.92 times the requirement of 4.00%) ; Tier I Risk-Based Capital Ratio was 15.80% (3.95 times the requirement of 4.00%) , and the Total Risk-Based Capital Ratio was 16.45% (2.06 times the requirement of 8.00%) . In dollars, Leverage Capital and Tier 1 Risk-Based Capital was $496.5 million, and Total Risk-Based Capital was $516.7 million, an increase from the previous quarter of $18.6 million and $22.1 million, respectively. The Group’s banking subsidiary is categorized as “well-capitalized” under the regulatory framework.
The Financial Service-Banking Franchise
The Group’s niche market approach to the integrated delivery of services to mid and high net worth clients performed well as Oriental expanded market share based on its service proposition and capital strength, as opposed to using rates to attract loans or deposits.

Lending
Total loan production and purchases of $69.2 million for the quarter remained strong, as the Group’s capital levels and low credit losses enabled it to continue prudent lending. The average FICO score was 724 and the average loan to value ratio was 84% on residential mortgage loans originated in the quarter.
The Group sells most of its conforming mortgages, which represented 94% of third quarter production, into the secondary market, and retains servicing rights. As a result, mortgage banking activities now reflect originations as well as a growing servicing portfolio, a source of recurring revenue.
Deposits
Growth in retail deposits primarily reflects increases in demand and savings deposits of $97.5 million in the quarter and $338.7 million year to date. Oriental also reduced brokered deposits by $55.4 million in the quarter and $164.4 million year to date.
Assets Under Management
Assets under management, which generate recurring fees, increased 5.19% from June 30, 2009, to $2.99 billion, reflecting increased market valuations and the Group being awarded two new large trust accounts that added approximately $75 million in managed assets. These increases contributed to 14.6% sequential growth in financial service revenues.
Credit Quality
Net credit losses declined by 54.69%, to $0.9 million (0.32% of average loans outstanding), from $2.1 million (0.70%), in the previous quarter. The Group increased its provision for loan losses to $4.4 million, mainly due to an increase in non-performing commercial loans, resulting in a $20.2 million allowance at September 30, 2009, up 20.68% from the preceding quarter.
Non-performing loans (NPLs) increased $3.2 million in the quarter. The Group’s NPLs generally reflect the economic environment in Puerto Rico. The Group does not expect non-performing loans to result in significantly higher losses as most are well-collateralized with adequate loan-to-value ratios. In residential mortgage lending, more than 90% of the Group’s portfolio consists of fixed-rate, fully amortizing, fully documented loans that do not have the level of risk generally associated with subprime loans. In commercial lending, more than 90% of its loans are collateralized by real estate.

Investment Securities Portfolio
Approximately 87% of the investment securities portfolio consists of fixed-rate mortgage-backed securities or notes, guaranteed or issued by FNMA, FHLMC, or GNMA and U.S. agency senior debt obligations, backed by a U.S. government sponsored entity or the full faith and credit of the U.S. government (85%), and Puerto Rico Government and agency obligations (2%). The remaining balance consists of non-agency collateralized mortgage obligations (10%) and structured credit investments (3%).
Non-GAAP Financial Measures
From time to time, the Group uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. The Group presents non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.
We have reported and discussed our results of operations herein both on a GAAP basis and on a pre-tax operating income basis (as defined on page 1 of this release). We believe that, given the nature of the items excluded from the definition of pre-tax operating income, it is useful to state what our results of operations would have been without them so that investors can see the financial trends from our continuing business.
Tangible common equity consists of common equity less goodwill. Management believes that the ratios of tangible common equity to total assets and to risk-weighted assets assist investors in analyzing the Group’s capital position.
Conference Call
A conference call to discuss the Group’s results, outlook and related matters will be held on Friday, October 23, 2009 at 10:00 am (ET). The call will be accessible live via a webcast on the Group’s Investor Relations website at www.orientalfg.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.
About Oriental Financial Group
Oriental Financial Group Inc. is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 45th year in business, Oriental provides a full range of mortgage, commercial and consumer banking services through 21 Oriental Group financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services. Investor information about Oriental can be found at www.orientalfg.com.

Forward-Looking Statements
This news release may contain forward-looking statements that reflect management’s beliefs and expectations and are subject to risks and uncertainties inherent to the Group’s business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other risks and considerations detailed in the Group’s filings with the Securities and Exchange Commission. These or other factors could cause actual results to differ materially from forward-looking statements. The Group also disclaims any obligations to update information contained in this news release because of developments occurring after the date of issuance.
# # #

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED				NINE-MONTH PERIOD ENDED
Summary of Operations (Dollars in thousands, except per share data):	30-Sep-09	30-Sep-08%		30-Jun-09	30-Sep-09	30-Sep-08%

Interest Income:
Loans	$18,251	$19,971	-8.6%	$18,707	$55,278	$59,481	-7.1%
Mortgage-backed securities	48,750	47,040	3.6%	51,721	151,179	134,306	12.6%
Investment securities	11,412	17,440	-34.6%	11,432	37,567	56,457	-33.5%
Short term investments	140	293	-52.2%	191	511	1,759	-70.9%

Total interest income	78,553	84,744	-7.3%	82,051	244,535	252,003	-3.0%

Interest Expense:
Deposits	13,990	12,202	14.7%	14,149	41,962	36,746	14.2%
Securities sold under agreements to repurchase	27,209	40,456	-32.7%	27,929	90,937	120,904	-24.8%
Advances from FHLB, term notes, and other borrowings	3,106	3,505	-11.4%	3,075	9,277	11,042	-16.0%
FDIC-guaranteed term notes	1,021	—	100.0%	1,021	2,154	—	100.0%
Subordinated capital notes	333	540	-38.3%	389	1,158	1,776	-34.8%

Total interest expense	45,659	56,703	-19.5%	46,563	145,488	170,468	-14.7%

Net interest income	32,894	28,041	17.3%	35,488	99,047	81,535	21.5%
Provision for loan losses	4,400	1,950	125.6%	3,650	11,250	5,580	101.6%

Net interest income after provision for loan losses	28,494	26,091	9.2%	31,838	87,797	75,955	15.6%

Non-Interest Income:
Financial service revenues	3,764	3,756	0.2%	3,285	10,163	12,496	-18.7%
Banking service revenues	1,422	1,406	1.1%	1,583	4,381	4,328	1.2%
Investment banking revenues (losses)	—	200	-100.0%	8	(4)	950	-100.4%
Mortgage banking activities	2,232	910	145.3%	2,806	7,191	2,461	192.2%

Total banking and financial service revenues	7,418	6,272	18.3%	7,682	21,731	20,235	7.4%
Net gain (loss) on:
Sales of securities	35,528	386	9104.1%	10,520	56,388	9,908	469.1%
Other than temporary impairments on securities	(8,259)	(58,804)	86.0%	(4,416)	(12,675)	(58,804)	78.4%
Derivatives	(64)	(5,522)	98.8%	19,408	19,778	(13,247)	249.3%
Early extinguishment of repurchase agreements	(17,551)	—	-100.0%	—	(17,551)	—	-100.0%
Trading securities	(505)	(31)	-1529.0%	12,959	12,427	(32)	38934.4%
Foreclosed real estate	(278)	58	-579.3%	(136)	(576)	(452)	-27.4%
Other investments	10	16	-37.5%	11	34	132	-74.2%
Other	21	609	-96.6%	23	60	608	-90.1%

Total non-interest income	16,320	(57,016)	128.6%	46,051	79,616	(41,652)	291.1%

Non-Interest Expenses:
Compensation and employee benefits	7,882	7,742	1.8%	8,020	23,626	23,281	1.5%
Occupancy and equipment	3,747	3,561	5.2%	3,758	10,994	10,213	7.6%
Professional and service fees	2,459	2,457	0.1%	2,394	7,461	6,604	13.0%
Insurance	1,273	618	106.0%	3,472	5,560	1,799	209.1%
Advertising and business promotion	1,097	847	29.5%	1,028	3,329	2,757	20.7%
Taxes, other than payroll and income taxes	834	644	29.5%	649	2,129	1,862	14.3%
Electronic banking charges	471	428	10.0%	596	1,607	1,242	29.4%
Loan servicing expenses	397	352	12.8%	388	1,167	1,022	14.2%
Communication	382	314	21.7%	402	1,163	964	20.6%
Directors and investor relations	348	273	27.5%	332	1,029	854	20.5%
Clearing and wrap fees expenses	293	294	-0.3%	237	860	901	-4.6%
Printing, postage, stationery and supplies	194	214	-9.3%	215	665	736	-9.6%
Other	1,109	453	144.8%	723	2,381	1,772	34.4%

Total non-interest expenses	20,486	18,197	12.6%	22,214	61,971	54,007	14.7%

Income (loss) before income taxes	24,328	(49,122)	149.5%	55,675	105,442	(19,704)	635.1%
Income tax expense (benefit)	3,001	(4,226)	171.0%	4,761	8,452	(6,083)	238.9%

Net income (loss)	21,327	(44,896)	147.5%	50,914	96,990	(13,621)	812.1%
Less: Dividends on preferred stock	(1,201)	(1,200)	—	(1,200)	(3,602)	(3,601)	—

Income available (loss) to common shareholders	$20,127	$(46,096)	143.7%	$49,714	$93,388	$(17,222)	642.3%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED				NINE-MONTH PERIOD ENDED
(Dollars in thousands, except per share data):	30-Sep-09	30-Sep-08%		30-Jun-09	30-Sep-09	30-Sep-08%
INCOME (LOSS) PER COMMON SHARE
Basic	$0.83	($1.90)	143.7%	$2.05	$3.85	($0.71)	642.3%

Diluted	$0.83	($1.89)	143.9%	$2.04	$3.84	($0.71)	640.8%

COMMON STOCK DATA
Average common shares outstanding	24,303	24,292	0.0%	24,303	24,284	24,249	0.1%
Average potential common shares-options	65	82	-20.1%	15	17	100	-82.9%

Total average shares outstanding and equivalents	24,368	24,374	0.0%	24,318	24,301	24,349	-0.2%

Cash dividends per share of common stock	$0.04	$0.14	-71.4%	$0.04	$0.12	$0.42	-71.4%

Cash dividends declared on common shares	$972	$3,402	-71.4%	$972	$2,916	$10,206	-71.4%

Pay-out ratio	4.82%	-7.41%	165.1%	1.96%	3.13%	-59.15%	105.3%

SELECTED FINANCIAL DATA

PERFORMANCE RATIOS:
Return on average assets	1.32%	-2.99%	144.1%	3.05%	1.98%	-0.30%	760.0%

Return on average common equity	28.12%	-88.58%	131.7%	80.89%	51.61%	-8.97%	675.2%

Efficiency ratio	50.82%	53.03%	-4.2%	51.43%	51.31%	53.07%	-3.3%

TAX EQUIVALENT SPREAD
Interest-earning assets	5.19%	5.67%	-8.5%	5.30%	5.31%	5.64%	-5.9%
Tax equivalent adjustment	1.79%	1.87%	-4.3%	1.75%	1.75%	1.80%	-2.8%

Interest-earning assets — tax equivalent	6.98%	7.54%	-7.4%	7.05%	7.06%	7.44%	-5.1%
Interest-bearing liabilities	3.12%	4.04%	-22.8%	3.13%	3.30%	4.08%	-19.1%

Tax equivalent interest rate spread	3.86%	3.50%	10.3%	3.92%	3.76%	3.36%	11.9%

Tax equivalent interest rate margin	3.96%	3.74%	5.9%	4.04%	3.90%	3.62%	7.7%

NORMAL SPREAD
Investments	4.94%	5.45%	-9.4%	5.07%	5.10%	5.40%	-5.6%
Loans	6.24%	6.52%	-4.3%	6.27%	6.21%	6.57%	-5.5%

Interest-earning assets	5.19%	5.67%	-8.5%	5.30%	5.31%	5.64%	-5.9%

Deposits	3.10%	3.41%	-9.1%	3.25%	3.21%	3.61%	-11.1%
Borrowings	3.13%	4.26%	-26.5%	3.08%	3.33%	4.24%	-21.5%

Interest-bearing liabilities	3.12%	4.04%	-22.8%	3.13%	3.30%	4.08%	-19.1%

Interest rate spread	2.07%	1.63%	27.0%	2.17%	2.01%	1.56%	28.8%

Interest rate margin	2.17%	1.88%	15.4%	2.29%	2.15%	1.82%	18.1%

AVERAGE BALANCES
Investments	$4,886,104	$4,756,244	2.7%	$4,998,921	$4,949,814	$4,749,345	4.2%
Loans	1,169,558	1,224,318	-4.5%	1,193,396	1,185,919	1,207,872	-1.8%

Interest-earning assets	$6,055,662	$5,980,562	1.3%	$6,192,317	$6,135,733	$5,957,217	3.0%

Deposits	$1,803,455	$1,433,129	25.8%	$1,743,799	$1,742,744	$1,355,994	28.5%
Borrowings	4,052,469	4,179,005	-3.0%	4,215,544	4,144,278	4,209,175	-1.5%

Interest-bearing liabilities	$5,855,924	$5,612,134	4.3%	$5,959,343	$5,887,022	$5,565,169	5.8%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	AS OF
(Dollars in thousands)	30-Sep-09	30-Sep-08%		30-Jun-09	31-Dec-08
BALANCE SHEET

Cash and due from banks	$170,443	$40,382	322.1%	$307,062	$66,372

Interest-earning assets:
Investments:
Trading securities	39	1,061	-96.3%	904	256
Investment securities available-for-sale, at fair value with amortized cost of $4,604,048 (September 30, 2008 - $3,403,608, June 30, 2009 - $5,064,700, December 31, 2008 - $4,052,574 )
FNMA and FHLMC certificates	2,601,515	1,488,534	74.8%	2,768,465	1,546,750
Obligations of US Government sponsored agencies	695,912	752,819	-7.6%	921,247	941,916
Non-agency collateralized mortgage obligations	457,216	587,154	-22.1%	476,192	529,664
CMO’s issued by US Government sponsored agencies	302,502	321,015	-5.8%	319,091	351,026
GNMA certificates	229,760	77,978	194.6%	258,721	335,781
Structured credit investments	141,259	64,727	118.2%	143,823	136,181
Puerto Rico Government and agency obligations	64,462	15,593	313.4%	62,981	82,889

Total investment securities available-for-sale	4,492,626	3,307,820	35.8%	4,950,520	3,924,207

Investment securities held-to-maturity, at amortized cost with fair value of $1,171,853 at September 30, 2008
FNMA and FHLMC certificates	—	564,918	-100.0%	—	—
CMO’s issued by US Government sponsored agencies	—	121,560	-100.0%	—	—
Obligations of US Government sponsored agencies	—	224,857	-100.0%	—	—
GNMA certificates	—	148,874	-100.0%	—	—
Structured credit investments	—	76,300	-100.0%	—	—
Puerto Rico Government and agency obligations	—	55,162	-100.0%	—	—

Total investment securities held-to-maturity	—	1,191,671	-100.0%	—	—

Federal Home Loan Bank (FHLB) stock, at cost	19,937	19,812	0.6%	19,937	21,013
Other investments	150	150	—	150	150

Total investments	4,512,752	4,520,514	-0.2%	4,971,511	3,945,626

Loans:
Mortgage loans	932,696	1,003,022	-7.0%	946,439	1,000,076
Commercial loans	195,034	177,687	9.8%	199,136	187,077
Consumer loans	21,446	23,832	-10.0%	20,982	23,054

Loans receivable, gross	1,149,176	1,204,541	-4.6%	1,166,557	1,210,207
Less: Deferred loan fees, net	(3,305)	(3,388)	2.5%	(3,651)	(3,364)

Loans receivable	1,145,871	1,201,152	-4.6%	1,162,906	1,206,843
Allowance for loan losses	(20,176)	(12,466)	-61.8%	(16,718)	(14,293)

Loans receivable, net	1,125,695	1,188,686	-5.3%	1,146,188	1,192,550
Mortgage loans held for sale	26,213	31,152	-15.9%	40,886	26,562

Total loans, net	1,151,908	1,219,838	-5.6%	1,187,074	1,219,112

Total interest-earning assets	5,664,660	5,740,352	-1.3%	6,158,585	5,164,738

Securities sold but not yet delivered	417,280	4,857	8491.8%	360,764	834,976
Accrued interest receivable	39,970	38,104	4.9%	37,785	43,914
Deferred tax asset, net	26,590	22,577	17.8%	25,756	28,463
Premises and equipment, net	20,202	20,911	-3.4%	20,706	21,184
Foreclosed real estate	8,319	8,220	1.2%	9,174	9,162
Prepaid expenses	6,720	10,955	-38.7%	7,605	3,433
Servicing asset	6,135	3,004	104.2%	5,242	2,819
Debt issuance costs	3,839	884	100.0%	4,146	875
Mortgage tax credits	3,819	—	100.0%	3,819	5,047
Investment in equity indexed options	5,983	13,548	-55.8%	2,412	12,801
Goodwill	2,006	2,006	—	2,006	2,006
Investment in statutory trust	1,086	1,085	0.1%	1,086	1,086
Accounts receivable and other assets	4,309	7,780	-44.6%	4,156	8,660

Total assets	$6,381,361	$5,914,666	7.9%	$6,950,304	$6,205,536

Interest-bearing liabilities:
Deposits:
Non-interest bearing demand deposits	$73,413	$56,478	30.0%	$61,878	$53,056
Interest-bearing savings and demand deposits	769,119	454,438	69.2%	683,124	450,786
Individual retirement accounts	307,717	285,635	7.7%	298,925	286,691
Retail certificates of deposit	253,644	267,791	-5.3%	259,326	292,046

Total Retail Deposits	1,403,893	1,064,342	31.9%	1,303,253	1,082,579
Institutional deposits	160,243	148,500	7.9%	139,684	184,283
Brokered deposits	354,085	304,948	16.1%	409,509	518,438

Total deposits	1,918,221	1,517,789	26.4%	1,852,446	1,785,300

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	AS OF
(Dollars in thousands)	30-Sep-09	30-Sep-08%		30-Jun-09	31-Dec-08
Borrowings:
Federal funds purchased and other short term borrowings	35,269	41,026	-14.0%	27,748	29,193
Securities sold under agreements to repurchase	3,557,086	3,770,755	-5.7%	3,757,510	3,761,121
Advances from FHLB	281,741	281,724	—	281,718	308,442
FDIC-guaranteed term notes	105,112	—	100.0%	105,834	—
Subordinated capital notes	36,083	36,083	—	36,083	36,083

Total borrowings	4,015,291	4,129,588	-2.8%	4,208,893	4,134,839

Total interest-bearing liabilities	5,933,512	5,647,377	5.1%	6,061,339	5,920,139

Securities purchased but not yet received	30,945	—	100.0%	497,360	398
Accrued expenses and other liabilities	34,335	25,271	35.9%	31,971	23,682

Total liabilities	5,998,792	5,672,648	5.7%	6,590,670	5,944,219

Preferred Equity	68,000	68,000	—	68,000	68,000

Common Equity:
Common stock	25,739	25,738	—	25,739	25,739
Additional paid-in capital	213,264	212,511	0.4%	212,962	212,625
Legal surplus	52,659	40,573	29.8%	48,771	43,016
Retained earnings	146,421	17,868	719.5%	131,154	51,233
Treasury stock, at cost	(17,147)	(17,142)	—	(17,152)	(17,109)
Accumulated other comprehensive loss	(106,367)	(105,530)	-0.8%	(109,840)	(122,187)

Total common equity	314,569	174,018	80.8%	291,634	193,317

Total Stockholders’ equity	382,569	242,018	58.1%	359,634	261,317

Total liabilities and stockholders’ equity	$6,381,361	$5,914,666	7.9%	$6,950,304	$6,205,536

CAPITAL RATIOS
Leverage Capital Ratio	7.69%	5.98%	28.6%	7.31%	6.38%
Leverage Capital Ratio Required	4.00%	4.00%		4.00%	4.00%
Actual Tier 1 Capital	$496,541	$359,165	38.2%	$477,913	$389,235
Tier 1 Capital Required	$258,445	$240,281	7.6%	$261,547	$244,101
Excess over regulatory requirement	$238,096	$118,884	100.3%	$216,366	$145,134

Tier 1 Risk-Based Capital Ratio	15.80%	15.93%	-0.8%	14.62%	17.11%
Tier 1 Risk-Based Capital Ratio Required	4.00%	4.00%		4.00%	4.00%
Actual Tier 1 Risk-Based Capital	$496,541	$359,165	38.2%	$477,913	$389,235
Tier 1 Risk-Based Capital Required	$125,669	$90,168	39.4%	$130,774	$91,022
Excess over regulatory requirement	$370,872	$268,997	37.9%	$347,139	$298,213

Total Risk-Based Capital Ratio	16.45%	16.49%	-0.2%	15.13%	17.73%
Total Risk-Based Capital Ratio Required	8.00%	8.00%		8.00%	8.00%
Actual Total Risk-Based Capital	$516,717	$371,631	39.0%	$494,631	$403,523
Total Risk-Based Capital Required	$251,339	$180,336	39.4%	$261,548	$182,044
Excess over regulatory requirement	$265,378	$191,295	38.7%	$233,083	$221,479

Tangible common equity to total assets	4.90%	2.91%	68.4%	4.17%	3.08%
Tangible common equity to risk-weighted assets	9.95%	7.63%	30.4%	8.86%	8.40%
Total equity to total assets	6.00%	4.09%	46.7%	5.17%	4.21%
Total equity to risk-weighted assets	12.18%	10.74%	13.4%	11.00%	11.47%

SELECTED FINANCIAL DATA AT PERIOD-END
Common shares outstanding at end of period	24,232	24,293	-0.2%	24,230	24,297

Book value per common share	$12.98	$7.16	81.2%	$12.04	$7.96

Trust Assets Managed	1,759,464	1,839,702	-4.4%	$1,677,344	$1,706,286
Broker-Dealer Assets Gathered	1,235,341	1,236,760	-0.1%	1,169,775	1,195,739

Total Assets Managed	2,994,805	3,076,462	-2.7%	2,847,119	2,902,025
Assets owned	6,381,361	5,914,666	7.9%	6,950,304	6,205,536

Total financial assets managed and owned	$9,376,166	$8,991,128	4.3%	$9,797,423	$9,107,561

Number of financial centers	21	23	-8.7%	23	23

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED				NINE-MONTH PERIOD ENDED
(Dollars in thousands)	30-Sep-09	30-Sep-08%		30-Jun-09	30-Sep-09	30-Sep-08%
Loan Production and Purchases Summary:
Mortgage loans production	$54,507	$56,109	-2.9%	$60,276	$180,514	$176,236	2.4%
Mortgage loans purchased	1,717	—	100.0%	3,651	7,544	5,173	45.8%

Total mortgage	56,224	56,109	0.2%	63,927	188,058	181,409	3.7%

Commercial	10,518	10,894	-3.5%	7,519	36,104	41,802	-13.6%
Consumer	2,426	947	156.2%	2,075	5,806	3,601	61.2%

Total loan production and purchases	$69,168	$67,950	1.8%	$73,521	$229,968	$226,812	1.4%

CREDIT DATA
Net credit losses:
Mortgage	$544	$648	-16.1%	$767	$2,706	$1,128	139.9%
Commercial	70	54	30.0%	1,099	1,767	182	870.6%
Consumer	328	667	-50.8%	213	894	1,965	-54.5%

Total net credit losses	$942	$1,369	-31.2%	$2,079	$5,367	$3,275	63.9%

Net credit losses to average loans outstanding	0.32%	0.45%	-28.9%	0.70%	0.60%	0.36%	66.7%

	AS OF
	30-Sep-09	30-Sep-08%		30-Jun-09
Allowance for loan losses	$20,176	$12,466	61.8%	$16,718

Allowance coverage ratios:
Allowance for loan losses to total loans	1.72%	1.01%	70.3%	1.39%

Allowance for loan losses to non-performing loans	21.67%	18.16%	19.3%	18.60%

Allowance for loan losses to non-residential non-performing loans	211.40%	301.99%	-30.0%	216.69%

Non-performing assets summary:
Mortgage	$83,551	$64,513	29.5%	$82,162
Commercial, mainly real estate	8,792	3,308	165.8%	6,868
Consumer	752	820	-8.3%	847

Non-performing loans	93,094	68,641	35.6%	89,877
Foreclosed properties	8,319	8,220	1.2%	9,174

Non-performing assets	$101,413	$76,861	31.9%	$99,051

Non-performing loans to total loans	7.94%	5.57%	42.5%	7.47%

Non-performing loans to total assets	1.46%	1.16%	25.9%	1.29%

Non-performing assets to total assets	1.59%	1.30%	22.3%	1.43%

Non-performing assets to total capital	26.51%	31.76%	-16.5%	24.99%